AMENDMENT NO. 4
TO  THE
SUBADVISORY AGREEMENT


      This AMENDMENT NO. 4 TO THE SUBADVISORY AGREEMENT is dated as of October 1, 2013, by and between SUNAMERICA ASSET MANAGEMENT CORP., formerly known as AIG SunAmerica Asset Management Corp., a Delaware corporation
(the "Adviser"), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership (the "Subadviser").

W I T N E S S E T H:

      WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;

      WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated January 1, 1999, as amended from time to time (the "Subadvisory Agreement"), pursuant to which the Subadviser furnishes investment advisory services to certain series (the "Portfolios") of the Trust, as listed on Schedule A of the Subadvisory Agreement;

      WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Schedule A to the Subadvisory Agreement is hereby amended to reflect the amended fees for the Diversified Fixed Income Portfolio. The revised Schedule A is also attached hereto.

Portfolio(s)                             Fee Rate
					(as a percentage of the average
					daily net assets the Subadviser
					manages in the portfolio)

Diversified Fixed Income Portfolio	    0.225% first $50 million
					    0.135% over $50 million


Subadviser shall manage the assets of the Portfolio and shall be compensated as noted above.

2.	Counterparts.	This Amendment may be executed in two or more
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect.	Except as expressly supplemented, amended
or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous.	Capitalized terms used but not defined herein shall
have the meanings assigned to them in the Subadvisory Agreement.

      IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

				SUNAMERICA ASSET MANAGEMENT CORP.


			By:___/s/ Peter A. Harbeck_____________________
			Name:	Peter A. Harbeck
			Title:	President & CEO


				WELLINGTON MANAGEMENT COMPANY, LLP


			By:____/s/ Sarah K. Williamson____________________
			Name:	Sarah K. Williamson
			Title:	Senior Vice President



Schedule A

Effective October 1, 2013


Portfolios				 Annual Fee
					(as a percentage of the average
					daily net assets the Subadviser
					manages in the portfolio)


Multi-Managed Growth Portfolio*		0.225% first $100 million
					0.125% next $100 million
					0.10% over $200 million


Multi-Managed Moderate Growth
Portfolio*				0.225% first $100 million
					0.125% next $100 million
					0.10% over $200 million


Multi-Managed Income/Equity Portfolio*	0.225% first $100 million
					0.125% next $100 million
					0.10% over $200 million


Multi-Managed Income Portfolio*		0.225% first $100 million
					0.125% next $100 million
					0.10% over $200 million


Large-Cap Value Portfolio		0.40% first  $100 million
					0.30% next $100 million
					0.25% over $200 million


Mid-Cap Growth Portfolio		0.375% first  $50   million
					0.275% next $100 million
					0.20% next $350 million
					0.15% over $500 million


Diversified Fixed Income Portfolio	0.225% first $50 million
					0.135% over $50 million


			Effective December 1, 2009
Strategic Fixed Income Portfolio	0.45% first $200 million
					0.35% next $300 million
					0.30% over $500 million


			Effective January 19, 2010
Real Return Portfolio
(formerly, Strategic Fixed Income
Portfolio)				0.15% first $500 million
					0.10% over $500 million

* Based on the aggregate assets it manages for the Seasons Multi-Managed
Portfolios:


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Subadvisory Agreement 10-01-13.doc